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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☒   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐   Definitive Information Statement

CNA Financial Corporation

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CNA FINANCIAL CORPORATION
CNA PLAZA, CHICAGO, ILLINOIS 60685

NOTICE OF ACTION BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDER OF
CNA FINANCIAL CORPORATION
CNA PLAZA, CHICAGO, ILLINOIS 60685

ACTION TO BE TAKEN ON: March [      ], 2004

DATE FIRST MAILED TO STOCKHOLDERS: March [      ], 2004

INFORMATION STATEMENT

March [      ], 2004

     This Information Statement is being furnished to the stockholders of CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with an action by written consent of the majority stockholder to be taken on March [      ], 2004.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY IN CONNECTION WITH THE MATTER DISCUSSED IN THIS INFORMATION STATEMENT.

     The action to be taken twenty days after the mailing of this Information Statement is:

the issuance of 32,327,015 shares of Common Stock to Loews Corporation (“Loews”) upon the conversion of 32,327.015 shares of Series I Convertible Participating Preferred Stock (“Preferred Stock”) previously issued to Loews.

     This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended, to stockholders entitled to vote or give an authorization or consent in regard to the Conversion. This Information Statement is first being mailed on March [      ], 2004 to stockholders of record as of March [      ], 2004. The action by written consent authorizing the Conversion will take place on March [      ], 2004.

     The Company’s principal executive offices are located at CNA Plaza, Chicago, Illinois 60685, and the Company’s telephone number is (312) 822-5000.

THE CONVERSION OF PREFERRED STOCK

The Capital Plan and Support Agreements

     As previously reported, during 2003 the Company completed a strategic review of its operations and decided to concentrate efforts on its property and casualty business. As a result of this review, and the 2003 charges of $1,849 million after-tax ($2,845 million pretax) related to unfavorable net prior year development and a $396 million after-tax ($610 million pretax) increase in the provision for reinsurance and insurance receivables, the Company developed a capital plan to replenish statutory capital of the property and casualty subsidiaries adversely impacted by these charges (the “Capital Plan”). In November of 2003, the Company and its principal insurance subsidiary, Continental Casualty Company (“CCC”), entered into a Capital Support Agreement and related Guaranty Agreement (collectively the “Support Agreements”) with Loews, the 90% owner of the Company’s outstanding common stock. The Support Agreements provided for the sale in November of 2003 of $750 million of a new series of convertible preferred stock to Loews, and a commitment from Loews for additional capital support of up to $500 million by February 27, 2004 through the purchase of surplus notes of CCC in the event certain additions to CCC’s statutory capital were not achieved through asset sales. Under the terms of the Support Agreements, the Company is obligated to use its reasonable best efforts to convert the preferred stock into common shares of the Company as described below within such time as the Company and Loews reasonably deem appropriate.

The Series I Convertible Participating Preferred Stock

     In November 2003, pursuant to the Support Agreements, Loews purchased 32,327.015 shares of the Company’s Series I Convertible Participating Preferred Stock (the “Preferred Stock”) for $750 million. The price per share of the Preferred Stock, $23,200, was one thousand (1000) times the volume weighted average of the daily trading price of CNAF common stock from and including November 17, 2003 through November 21, 2003. Each share of Preferred Stock is convertible into 1,000 shares of common stock of the Company (the “Common Stock”). The Preferred Stock will convert into Common Stock at such time as either stockholder approval of the issuance of the Common Stock is obtained, as required by the rules of the New York Stock Exchange (the “NYSE”), or an exemption from such requirement is granted by the NYSE. In November of 2003, the NYSE approved the conversion of the Preferred Stock into Common Stock upon the written consent of the majority stockholder of the Company. Loews has consented to the issuance of the shares of Common Stock upon conversion of the Preferred Stock. No additional stockholder approval is required. As a result, the conversion of the Preferred Stock will occur automatically on [ ], 2004 (20 business days after the mailing of this Information Statement).

     The Preferred Stock does not have any voting rights and may not be redeemed. The liquidation preference of the Preferred Stock is $0.01 per share. When a dividend or distribution is declared upon the Common Stock, Loews is entitled to receive an amount equal to that which it would have received had its shares of Preferred Stock been converted to Common Stock prior to the record date for the dividend or distribution.

Record Date

     The record date for the determination of stockholders entitled to notice of the action by written consent is the close of business on March [ ], 2004 (the “Record Date”).

Outstanding Shares

     As of the Record Date, there were issued and outstanding 223,617,337 shares of Common Stock, each of which is entitled to one vote. As of the Record Date, Loews directly held 201,293,500 shares of Common Stock, before giving effect to the Conversion, representing approximately 90% of outstanding shares of Common Stock.

The Conversion

     The Company will issue to Loews 32,327,015 shares of Common Stock upon the conversion of the 32,327.015 shares of Preferred Stock. The Conversion is being made in connection with the Capital Plan described above.

     The Company’s Common Stock is listed on the NYSE, and, as a result, the Company is subject to the rules of the NYSE. Rule 312.03(b) of the rules of the NYSE requires an issuer to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, to (i) a director, officer or substantial security holder of the company (an “NYSE Related Party”), (ii) a subsidiary, affiliate or other closely-related person of an NYSE Related Party or (iii) any company or entity in which an NYSE Related Party has a substantial direct or indirect interest, if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance.

     The consummation of the Conversion will result in an issuance to Loews of 32,327,015 shares of Common Stock, constituting approximately 14% of the number of shares of Common Stock outstanding before giving effect to the Conversion.

Approval of the Board of Directors

     The board of directors has determined that the Conversion is advisable and in the Company’s best interests.

Action by Written Consent; No Vote Required

     Your consent is not required and is not being solicited in connection with the Conversion. Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the

“DGCL”), unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and properly delivered to the corporation. Accordingly, the action by written consent of the majority stockholder is sufficient, without the concurring consent of any of the other stockholders, to approve and adopt the Conversion.

Appraisal Rights

     The DGCL does not provide for dissenters’ rights of appraisal in connection with the Conversion.

Notice Of Action By Written Consent

     Pursuant to Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228(e) of the DGCL.

Description of Consideration for the Conversion

     The $750 million purchase price for the shares of Preferred Stock convertible into the Common Stock to which this Schedule relates and acquired by Loews pursuant to the Support Agreements was provided from Loews’ internally generated funds. Loews will provide no further consideration for the Conversion.

Effect of the Conversion

     Upon consummation of the Conversion, 255,944,352 shares of Common Stock will be outstanding. Loews will own 233,620,515 shares of Common Stock (approximately 91% of the outstanding shares).

Effect on Price of Common Stock

     The Conversion contemplates the conversion of the Preferred Shares into shares of the Common Stock. The price of the Common Stock is highly linked to the financial condition and the number of shares outstanding. Because the Company is issuing a significant amount of Common Stock in connection with the Conversion, the Company does not know at what price the Common Stock will trade following the Conversion.

Dilution

     Upon the consummation of the Conversion, minority holders of Common Stock will incur dilution of their ownership interest and voting power. The following table sets forth certain record ownership of Common Stock as of February 27, 2004 on a historical basis and as adjusted to give pro forma effect to the Conversion as if such transaction had occurred on February 27, 2004. The information below has not been prepared in accordance with the rules of the SEC relating to beneficial ownership in that it does not include shares of Common Stock which a holder has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Common Stock Ownership		Percentage of Common Stock
Holder	Historical	Pro Forma	Historical	Pro Forma
Loews Corporation	201,293,500	233,620,515	90.0%	91.3%
Other Stockholders	22,323,837	22,323,837	10.0	8.7

Principal Stockholders

     The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of common stock (“Common Stock”) as of February 27, 2004 (unless otherwise noted) without giving effect to the Conversion. Each such entity has sole voting and investment power with respect to the shares set forth:

Name and Address of	Amount Beneficially
Beneficial Owner	Owned	Percent of Class
Loews Corporation	201,293,500	90%
667 Madison Avenue
New York, New York 10021

Director and Officer Holdings

     The following table sets forth certain information as to the shares of Common Stock beneficially owned by each Director and each of the five most highly compensated Executive Officers, and by all Executive Officers and Directors of the Company as a group as of February 27, 2004, based on data furnished by them:

	Shares of the		Shares of Loews
	Company's		Corporation
	Common Stock		Common Stock
Name	Beneficially Owned		Beneficially Owned
Robert V. Deutsch	173,515	(1)	2,000
Walter L. Harris	1,830		0
Bernard L. Hengesbaugh	520,486	(2)	0
Jonathan D. Kantor	57,483	(3)	0
James R. Lewis	34,263	(4)	0
Stephen W. Lilienthal	78,778	(5)	0
Paul J. Liska	0		0
Robert L. McGinnis	7,700	(6)	0
Don M. Randel	0		0
Joseph Rosenberg	12,200		0
James S. Tisch	6,100		3,075,500	(7)
Preston R. Tisch	0		29,983,184	(8)
Marvin Zonis	183		0
All Executive Officers and Directors as a group (13 persons)	892,538	(9)	33,060,684	(10)

1.	Includes 62,500 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (the “Incentive Compensation Plan”) which are currently exercisable.

2.	Includes 80,500 shares issuable upon the exercise of options granted under the Incentive Compensation Plan. Mr. Hengesbaugh also owns beneficially 2,500 shares of the common stock of CNA Surety Corporation, a 64% owned indirect subsidiary of the Company.

3.	Includes 36,000 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

4.	Includes 25,000 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

5.	Includes 51,250 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

6.	Includes 7,500 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

7.	Includes 50,000 shares of Loews Common Stock issuable upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Also includes 1,467,787 shares of Loews Common Stock held by trusts of which Mr. J. S. Tisch is managing trustee and beneficiary and 100,000 shares of Loews Common Stock held by a charitable foundation as to which Mr. J. S. Tisch has shared voting and investment power. Loews Common Stock shares held by Mr. J. S. Tisch represent 1.5% of the outstanding shares of Loews Common Stock.

8.	Includes 4,419,072 shares owned beneficially by Mr. P.R. Tisch’s wife, and 1,776,116 held by Mr. P.R. Tisch as trustee of trusts for the benefit of his wife as to which he has sole voting and investment power.

9.	Includes 157,250 shares issuable upon the exercise of options granted under the Incentive Compensation Plan which are currently exercisable.

10.	Includes 50,000 shares of Loews Common Stock issued upon the exercise of options granted under the Loews Stock Option Plan which are currently exercisable. Represents 28% of the outstanding shares of Loews Common Stock.

     Each holding represents less than 1% of the outstanding shares of Common Stock. For information with respect to the stock holdings of Loews, see “Principal Stockholders” above.

Change of Control Arrangements

     The Company is not aware of any arrangements, including any pledge by any person of securities of the Company or Loews, which may at a subsequent date result in a change of control of the Company.

Interests of Certain Persons in or Opposition to Matters to be Acted upon

     The Company is not aware of any opposition to the Conversion, nor of any interest that would be substantially affected through the adoption of the Conversion whether adversely or otherwise.

Multiple Stockholders at the Same Address

     Unless the Company has received contrary instructions from one or more of the stockholders, only one Information Statement is being delivered to stockholders who share the same address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. A stockholder can notify the Company that it wishes to receive a separate copy of the Information Statement by writing to the Company at CNA Plaza, Chicago, Illinois 60685 or calling the Company at (312) 822-5000. If a stockholder has or is receiving multiple copies of the Company’s Annual Reports, Proxy Statements or Rule 14C Disclosures, the stockholder can request that only one copy be sent by contacting the Company at the same address or telephone number.

Where to Find More Information

     The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.

     The Company files annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC. The public can obtain any documents that the Company files with the SEC at http://www.sec.gov.

     The Company also makes available free of charge on or through its Internet website (http://www.cna.com) its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC.